As filed with the Securities and Exchange Commission on June 13, 2012
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

ZBB Energy Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	4911	39-1987014
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

N93 W14475 Whittaker Way
Menomonee Falls, WI  53051
(262) 253-9800
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________

Eric C. Apfelbach
Chief Executive Officer
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI  53051
(262) 253-9800
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________

Please send copies of all communications to:
Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ (File No. 333-179541)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                      Accelerated filer ☐                                Non-accelerated filer ☐                                           Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock	$1,159,200	$132.84
Underwriter Warrant	$100	$0.01
Shares of common stock underlying Underwriter Warrant (2)(3)(4)	$115,920	$13.28
Total Registration Fee	$1,275,220	$146.14

(1)  Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

(2)  No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933.

(3)  Registers a warrant to be granted to the underwriter for an amount equal to 8% of the number of the shares sold to the public. Additional compensation is being paid to the underwriter which is described in the underwriting section of the prospectus included herein.

(4) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

  EXPLANATORY NOTE

This 462(b) Registration Statement relates to the public offering of common stock (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-179541), which was initially filed on February 16, 2012, and which, as amended, was declared effective by the Securities and Exchange Commission on June 13, 2012. This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 3,050,526 shares of common stock, par value $0.01 per share (the “Common Stock”), of ZBB Energy Corporation (the “Company”) to be sold to the public in the Offering as well as a warrant to be issued by the Company to the underwriter for the Offering and the 244,042 shares of Common Stock underlying this warrant. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-179541), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menomonee Falls, State of Wisconsin, on June 13, 2012.

ZBB Energy Corporation

By:  /s/ Eric C. Apfelbach
Eric C. Apfelbach
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

	Position	Date
/s/ Eric C. Apfelbach	President and Chief Executive Officer	June 13, 2012
Eric C. Apfelbach	(Principal executive officer) and Director

/s/ Will Hogoboom	Chief Financial Officer (Principal financial officer and Principal accounting officer)	June 13, 2012
Will Hogoboom

*	Executive Vice President, Operations and Director	June 13, 2012
Charles W. Stankiewicz
*	Chairman and Director	June 13, 2012
Paul F. Koeppe
*	Director	June 13, 2012
Richard A. Abdoo
*	Director	June 13, 2012
Manfred Birnbaum
*	Director	June 13, 2012
James H. Ozanne

*	Director	June 13, 2012
Richard A. Payne

*	Director	June 13, 2012
Jeff Reichard

* /s/ Eric C. Apfelbach
Eric C. Apfelbach, attorney-in-fact

Exhibit Index

Exhibit No.	Description	Incorporated by Reference to
5	Opinion of Godfrey & Kahn, S.C.	Filed herewith
23.1	Consent of Godfrey & Kahn, S.C. (included in its opinion filed as exhibit 5)
23.2	Consent of PKF O’Connor Davies	Filed herewith
23.3	Consent of Baker Tilly Virchow Krause, LLP	Filed herewith
23.4	Consent of Baker Tilly Virchow Krause, LLP	Filed herewith
24	Power of Attorney	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on February 16, 2012 (File No. 333-179541)